Exhibit 10.40 - Guaranty Agreement

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                               GUARANTY AGREEMENT


                            Dated as of June 1, 1997


                                     between


                         LESLIE BUILDING PRODUCTS, INC.
                                       and

                        BRANCH BANKING AND TRUST COMPANY

                                   relating to

                 Letter of Credit and Reimbursement Agreement of
                               Leslie-Locke, Inc.
                               in connection with
                     The Pender County Industrial Facilities
              and Pollution Control Financing Authority $7,000,000
                      Industrial Development Revenue Bonds
                    (Leslie-Locke, Inc. Project) Series 1997

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                                TABLE OF CONTENTS

                                                                          Page

Parties....................................................................  1
Preliminary Statements.....................................................  1

                                  ARTICLE I
                                 DEFINITIONS

SECTION 1.01.  Certain Defined Terms.........................................2
SECTION 1.02.  Computation of Time Periods...................................3
SECTION 1.03.  Accounting Terms..............................................3
SECTION 1.04.  Other Capitalized Terms.......................................3

                                  ARTICLE II
                                 THE GUARANTY

SECTION 2.01.  The Guaranty..................................................3
SECTION 2.02.  Guaranty Unconditional........................................3
SECTION 2.03.  Operation of Guaranty.........................................3
SECTION 2.04.  Obligation of Guarantor Absolute..............................4
SECTION 2.05.  Waiver of Notice..............................................4
SECTION 2.06.  Subordination.................................................5
SECTION 2.07.  White Metals Bankruptcy and Related Litigation................5

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Representations and Warranties of the Guarantor...............5

                                  ARTICLE IV
                          COVENANTS OF THE GUARANTOR

SECTION 4.01.  Affirmative Covenants.........................................8
SECTION 4.02.  Negative Covenants...........................................12

                                   ARTICLE V
                               EVENTS OF DEFAULT

SECTION 5.01.  Events of Default............................................12
SECTION 5.02.  Rights Upon an Event of Default..............................14
SECTION 5.03.  No Remedy Exclusive..........................................14


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                                  ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.01.  Amendments, Etc..............................................14
SECTION 6.02.  Notices, Etc.................................................14
SECTION 6.03.  No Waiver....................................................14
SECTION 6.04.  Right of Set-off.............................................14
SECTION 6.05.  Costs, Expenses and Taxes....................................15
SECTION 6.06.  Binding Effect...............................................15
SECTION 6.07.  Severability.................................................15
SECTION 6.08.  Governing Law................................................15
SECTION 6.09.  Headings.....................................................15
SECTION 6.10.  Prior Agreements Superseded..................................15
SECTION 6.11.  Counterparts.................................................16
SECTION 6.12.  Consent to Jurisdiction......................................16


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      THIS GUARANTY AGREEMENT, dated as of June 1, 1997, by and between LESLIE
BUILDING PRODUCTS, INC., a Delaware corporation (the "Guarantor"), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank").

                             PRELIMINARY STATEMENTS:

      (1) LESLIE-LOCKE, INC. (the "Company") has requested THE PENDER COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY (the "Issuer") to issue, pursuant to an Indenture of Trust of even date herewith (said Indenture of Trust and any amendments or supplements thereto being herein referred to as the "Trust Indenture"), between Norwest Bank Minnesota, National Association (the "Bond Trustee") and the Issuer, $7,000,000 aggregate principal amount of the Issuer's Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project) (the "Bonds") to various purchasers.

      (2) The Company and the Issuer have entered into a Loan Agreement of even date herewith, under the terms of which the Issuer will loan the proceeds of the sale of the Bonds to the Company for the purpose of financing the construction of a 156,000 square-foot expansion to the Company's existing facility and the acquisition and installation of equipment therein in Pender County, North Carolina for the manufacture of building products (the "Project").

      (3) In order to provide security for the payment when due of the principal or premium, if any, and interest on the Bonds, the Company has requested the Bank to issue in favor of the Bond Trustee an irrevocable direct-pay letter of credit (such letter of credit and any successor letter of credit as provided for or contemplated in such letter of credit or this Agreement being collectively referred to herein as the "Letter of Credit") initially in the amount of $7,466,666.

      (4) It is a condition precedent to the issuance of the Letter of Credit by the Bank under the Reimbursement Agreement (as defined in Section 1.01 hereof) that the Guarantor shall have executed and delivered this Guaranty.

      (5) The Guarantor owns 100% of the issued and outstanding stock of the Company.

      (6) The Guarantor will materially and directly benefit from the issuance and sale by the Issuer of the Bonds and the loan of the proceeds thereof as hereinabove described and, therefore, to provide an inducement to the Bank to issue the Letter of Credit in the amount of $7,466,666 in connection with the issuance of the Bonds, the Guarantor is willing to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Agreement" means this Guaranty Agreement and any amendments or supplements hereto.

            "Bond Trustee" has the meaning assigned to that term in paragraph
      (1) of the Preliminary Statements hereof.

            "Bonds" has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

            "Company Documents" means, collectively, the Reimbursement Agreement, the Deed of Trust (as defined in the Reimbursement Agreement) and the Security Agreement (as defined in the Reimbursement Agreement).

            "Default" means the occurrence of any event or condition which constitutes, or with the giving of notice or lapse of time or both would constitute, an Event of Default hereunder.

            "Default Rate" means a fluctuating interest rate equal to two percent (2%) per annum above the Base Rate (as defined in the Reimbursement Agreement) in effect from time to time.

            "Guarantor" means Leslie Building Products, Inc., a Delaware corporation.

            "Guaranty" means this Guaranty Agreement and any amendments or supplements hereto.

            "Reimbursement Agreement" shall mean that Letter of Credit and Reimbursement Agreement dated the date hereof by and between the Company and the Bank, and any amendments or supplements thereto.

            "Related Documents" has the meaning assigned to that term in Section
      2.11 of the Reimbursement Agreement.

            "Subsidiaries" means with respect to any Person, any corporation, association, or other business entity more than 50% of the shares of voting stock of which are at the time owned directly or indirectly by such Person and/or any Subsidiary of such Person. When such term is used without specifying the Person of which a Person is a Subsidiary, such


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      reference is intended to be a Subsidiary of the Borrower. For purposes hereof White Metal shall not be considered a Subsidiary.

            "White Metal" means White Metal Rolling and Stamping Corp., a New York corporation.

      SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, except as otherwise stated herein.

      SECTION 1.04. Other Capitalized Terms. All capitalized terms used herein and not defined elsewhere in this Agreement shall have the meaning assigned to that term in the Reimbursement Agreement.

                                   ARTICLE II
                                  THE GUARANTY

      SECTION 2.01. The Guaranty. The Guarantor hereby (i) unconditionally guarantees to the Bank the full and prompt payment and performance by the Company of all its obligations under the Reimbursement Agreement and the other Company Documents, including without limitation its obligations to pay interest, principal, fees, expenses and indemnification amounts when and as the same shall become due whether at the stated maturity thereof, by acceleration or otherwise, and (ii) agrees to pay any and all expenses (including reasonable attorneys' fees) incurred by the Bank in enforcing its rights under this Agreement.

      SECTION 2.02. Guaranty Unconditional. This Agreement shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect until all of the obligations of the Company under the Reimbursement Agreement and the other Company Documents shall have been paid and satisfied in full and the Letter of Credit shall have expired or been terminated, provided that the guarantee hereunder of indemnification obligations of the Company shall survive. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Letter of Credit shall have been issued by the Bank.

      SECTION 2.03. Operation of Guaranty. This is a guaranty of payment and not of collection, and the Guarantor expressly waives any right to require that any action be brought against the Company or to require that resort be had to any security, whether held by or available to the Bank or to any other Person. Without limiting the generality of the foregoing, the Guarantor hereby specifically waives the benefits of N.C. General Statutes Section 26-7 through 26-9 inclusive. If the Company shall default in payment of principal, interest, fees or any other amount payable under the Reimbursement Agreement or the other Company Documents when and


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as the same shall become due, whether at stated maturity, by acceleration, upon demand, or otherwise, or upon the occurrence of any other Event of Default hereunder, the Guarantor, upon demand by the Bank or its successors or assigns, shall promptly and fully make such payments. All payments by the Guarantor shall be made in immediately available freely transferable coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. Each default in payment of any amount payable under the Reimbursement Agreement or any of the other Company Documents, or the occurrence of any other Event of Default hereunder, shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Bank or its successors or assigns, in its sole discretion, shall have the right to proceed first and directly against Guarantor and its successors and assigns. In the event that any amount payable hereunder is not paid when due, then (without limiting the rights of the Bank under Article V hereof), such amount shall bear interest until paid in full at the lesser of the Default Rate or the maximum rate permitted by applicable law.

      SECTION 2.04. Obligation of Guarantor Absolute. The obligations of the Guarantor hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation (a) the release of any co-guarantor or any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of or change in any of the obligations and liabilities of the Company contained in the Reimbursement Agreement or the other Company Documents, (b) any impairment, modification, release or limitation of the liability of the Company or its estate in bankruptcy, or any other security for the Reimbursement Agreement, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code, or other statute or from the decision of any court, (c) the assertion or exercise by the Issuer or its successors or assigns, or the Bond Trustee or its successors or assigns, of any rights or remedies under any of the Related Documents or its delay in or failure to assert or exercise any such rights or remedies, (d) any lack of validity or enforceability of the Reimbursement Agreement, any of the other Company Documents or any other agreement or instrument relating thereto; (e) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to departure from the Reimbursement Agreement or any of the other Company Documents; (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor except, subject to the following sentence of this paragraph, final and irrevocable payment in full of the Company's obligations to the Bank under the Reimbursement Agreement and the other Company Documents. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations of Company is rescinded or is otherwise returned by the Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made.

      SECTION 2.05. Waiver of Notice. The Guarantor unconditionally waives (a) notice of any of the matters referred to in Section 2.04 hereof and (b) any demand (except as specified in Section 2.03 hereof), proof or notice of nonpayment under the Reimbursement Agreement or the


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other Company Documents, or of default by the Company, in performing and keeping any other covenant, condition or agreement required of it under the Reimbursement Agreement or any of the Company Documents.

      SECTION 2.06. Subordination. Upon payment by the Guarantor of any of the Company's obligations under the Reimbursement Agreement or the other Company Documents, all rights of the Guarantor against the Company arising as a result therefrom by way of right of subrogation or contribution or otherwise (the "Subordinate Claims") shall in all respects be subordinated and junior in right of the Bank for payment to the prior indefeasible right of the Bank to payment in full of all obligations under the Reimbursement Agreement and the other Company Documents as follows:

      (a) All of the Company's obligations under the Reimbursement Agreement and the other Company Documents shall finally and irrevocably be paid in full (including interest thereon) before any direct or indirect payment or distribution (whether in cash, property or securities, or by setoff, counterclaim or otherwise) shall be made on Subordinate Claims;

      (b) In the event that any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities, or by set off, counterclaim or otherwise) shall be received by the Guarantor or on its behalf at any time when the making of such payment or distribution shall have been in violation of this Section 2.06, then such payment, distribution or amount shall be held in trust for the benefit of, and shall be paid or delivered to, the Bank for application to the payment of all obligations under the Reimbursement Agreement, and the other Company Documents; and

      (c) The holders of Subordinate Claims shall have no right to initiate any legal proceedings against the Company with respect to any of the Subordinate Claims while any obligations under the Reimbursement Agreement or the other Company Documents shall remain outstanding.

      SECTION 2.07. White Metals Bankruptcy and Related Litigation. The Bank acknowledges that the Guarantor has informed it of the filing by White Metal of a voluntary petition in bankruptcy under Chapter 7 of the federal bankruptcy laws and other litigation relating thereto, and the Bank acknowledges that such filing shall not constitute an Event of Default hereunder.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.01. Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows (which representations and warranties shall survive the issuance of the Letter of Credit):


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      (a) The Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to conduct its business, to own its properties, and to execute and deliver and perform all of its obligations under this Agreement. The Guarantor is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions, except where the failure to qualify would not have an materially adverse effect on its business. The Guarantor owns all of the outstanding capital stock of the Company.

      (b) The execution, delivery and performance by the Guarantor of this Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) any provision of the Certificate of Incorporation or Bylaws of the Guarantor, (ii) any law, rule or regulation applicable to the Guarantor or its properties or (iii) any agreement or contractual restriction binding on or affecting the Guarantor or any of its properties, and do not result in or require of cause the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

      (c) No authorization or approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Agreement, except as have been duly obtained or made and are in full force and effect.

      (d) This Agreement is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other similar matter involving the Guarantor or the application of equitable principles.

      (e) Except as set forth on Exhibit 3.01(e) hereof, there is no pending or, to the Guarantor's knowledge, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Guarantor which may materially adversely affect the financial condition of the Guarantor or operations of the Guarantor or the ability of the Guarantor to perform its obligations hereunder or which purports to affect the legality, validity or enforceability of this Agreement.

      (f) The consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1996 audited by KPMG Peat Marwick, certified public accountants, and the related consolidated statements of income, retained earnings and cash flow of the Guarantor and its Subsidiaries for the fiscal period then ended, copies of which have been furnished to the Bank, present fairly the financial condition of the Guarantor and its Subsidiaries as of the date thereof and the results of its operations for the period covered therein. The consolidated balance sheet of the Guarantor and its Subsidiaries as at March 31, 1997, and the related consolidated statements of income, retained earnings and cash flow for the three-month period then ended on such date, as delivered to the Bank, present fairly, subject to normal recurring year-end adjustments, the financial condition of the Guarantor and its Subsidiaries as at such date and the results of their


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operation for such period. Neither the Guarantor nor any Subsidiary has any material liability, contingent or otherwise, as of the date of this Agreement, including material liabilities for taxes, not disclosed by, or reserved against in the financial statements referred to above or in the notes thereto, and at the present time, there are no material unrealized or anticipated losses from any commitments of the Guarantor or its Subsidiaries except as have been disclosed to the Bank in writing. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles, as defined in the Reimbursement Agreement. Since December 31, 1996, there has been no material adverse change in the financial condition, properties or operations of the Guarantor or any Subsidiary.

      (g) The Guarantor has filed all tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessments received by the Guarantor the failure to pay would have a material adverse effect on the financial condition, business or operations of the Guarantor. The charges, accruals and reserves on the books of the Guarantor in resect of taxes or other governmental charges are adequate. No controversy in respect of additional taxes, state, Federal or foreign, of the Guarantor is pending, or, to the knowledge of the Guarantor, threatened, except such controversies which are being contested by the Guarantor in good faith and by proper proceedings which, if determined adversely to the Guarantor, would not have a material adverse effect on the business, financial condition or operations of the Company.

      (h) The Guarantor has no Indebtedness, except as shown in the financial statements referred to in Section 3.01(f) hereof and except for Indebtedness not exceeding, in the aggregate, $50,000.

      (i) The Guarantor has good and marketable title to, or a valid leasehold interest in, its respective properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in
Section 3.01(f) hereof, except for such assets as have been disposed of since the date of said financial statements in the ordinary course of business or as are no longer useful in the conduct of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except as described in such financial statements.

      (j) The Guarantor has not guaranteed any obligations of others and is not, to the best of the Guarantor's knowledge, contingently liable in any manner, direct or indirect, except as disclosed in the financial statements and notes thereto described in Section 3.01(f) hereof, on Exhibit 3.01(j) hereof and in the other Company Documents and except for the existing guaranty agreement in favor of the Bank.

      (k) The Guarantor is not a party to nor is it bound by any contract, agreement or other restrictions which materially and adversely affect the ability of the Guarantor to perform its obligations hereunder, except as disclosed in writing to the Bank.


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      (l) The Guarantor owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, copyright or other proprietary right of any other Person.

      (m) The Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it may be bound material to its business, the effect of which default would allow any Person to cause such obligation under the agreement or instrument to become due prior to its stated maturity.

      (n) The Guarantor has received the written approval of all Federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Agreement and known to the Guarantor to be necessary and, to the best of the Guarantor's knowledge, no further governmental consents or approvals are required for the making or performance of this Agreement.

      (o) Neither this Agreement nor any of the Company Documents nor any reports, schedules, certificates, agreements or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Bank by or on behalf of the Guarantor or the Company in connection with the issuance of the Letter of Credit, contains any misrepresentation or untrue statement of fact or, to the best of the Guarantor's knowledge, omits to state any material fact necessary to make this Agreement or any such other document, agreement, report, schedule, certificate or instrument not misleading.

      (p) The Guarantor has not incurred any material accumulated funding deficiency within the meaning of ERISA, as defined in the Reimbursement Agreement, or incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by the Guarantor and no Reportable Event (as defined in ERISA) has occurred or is occurring.

      (q) The Guarantor does not own or lease any real property.

      (r) The Guarantor is now, and after giving effect to this Agreement, will be, solvent.

                                   ARTICLE IV
                           COVENANTS OF THE GUARANTOR

      SECTION 4.01. Affirmative Covenants. So long as a drawing is available under the Letter of Credit, the Company shall have any obligation to pay any amount to the Bank under the Reimbursement Agreement or the other Company Documents, or the Guarantor shall have any


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obligation to the Bank hereunder, the Guarantor shall, unless the Bank shall otherwise consent in writing:

      (a) Preservation of Corporate Existence, Etc. (i) Preserve and maintain its existence as a corporation and all rights, privileges and franchises necessary and desirable in the normal conduct of its business, in the operation and ownership of its properties and assets, and in the performance of its obligations hereunder and not dissolve or otherwise discontinue its existence or operations, except where any such action would not have a mutually adverse affect on its business, properties or condition, financial or otherwise and (ii) take no action or suffer any actions to be taken by others which will alter, change or destroy its status as a corporation.

      (b) Compliance with Laws, Etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental or regulatory authority, non-compliance with which would materially adversely affect its business, properties or condition, financial or otherwise.

      (c) Payment of Taxes, Etc. Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property the failure to pay and discharge might have a material adverse affect on the financial condition, business or operations of the Guarantor, and (ii) all lawful claims which, if unpaid, might by law become a lien upon the property of the Guarantor and result in a material adverse affect on financial condition, business or operations of the Guarantor; provided, however, that the Guarantor shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings, and, if requested by Bank, reserves with respect thereto acceptable to the Bank shall be maintained; provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

      (d) Inspection Rights. At any reasonable time and from time to time following at least three days' notice from the Bank, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and discuss the affairs, finances and accounts of the Guarantor with any of its officers and accountants.

      (e) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Guarantor, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles, and include such reserves in interim as well as year end financial statements.

      (f) Maintenance of Properties, Etc. Maintain and preserve all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.


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      (g) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates, and upon request of the Bank deliver to the Bank certificates of insurance or copies of policies of insurance required to be carried by or on behalf of the Guarantor pursuant hereto.

      (h) Reporting Requirements. Furnish to the Bank the following:

            (1) as soon as practicable and in any event within 15 days after the occurrence of each Default or Event of Default, a statement of an executive officer of the Guarantor setting forth details of such Default or Event of Default and the action which the Guarantor proposes to take with respect thereto;

            (2) as soon as practicable and in any event within 45 days after the end of the Guarantor's first three quarterly accounting periods of each fiscal year a consolidated balance sheet of the Guarantor and its Subsidiaries as at the last day of the last monthly accounting period of such quarter and related consolidated statement of income and cash flow for the period from the beginning of the current fiscal year to such day, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by the chief financial officer or the treasurer of Guarantor to have been prepared on a basis consistent with prior interim financial statements;

            (3) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated balance sheets of the Guarantor and its Subsidiaries as at the end of such fiscal year, and related consolidated statements of income, and consolidated statements or retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form figures from the annual audit for the preceding year, all in reasonable detail and satisfactory in scope to the Bank and audited by and containing an unqualified opinion satisfactory to the Bank of independent certified public accountants of recognized national standing selected by the Guarantor;

            (4) simultaneously with filing with the Securities and Exchange Commission, copies of Form 10-K, Form 10-Q, Proxy Statements and other filings made with such agency.

            (5) together with each delivery of those items required by clause
      (2) and (3) above, the Guarantor shall deliver to the Bank a certificate of the chief financial officer or the treasurer of the Guarantor setting forth (i) that to the best of its knowledge, the Guarantor has kept, observed, performed and fulfilled each and every agreement binding on it contained in this Agreement, and is not at the time in default of the keeping, observance, performance or fulfillment or any of the terms, provisions and conditions hereof, and (ii) that no Default or Event of Default has occurred, or specifying all such Defaults and


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      Events of Default of which they may have knowledge and the action which the Guarantor proposes to take with respect thereto;

            (6) immediately upon any change of the Guarantor's independent public accountants, notification thereof and such further information as the Bank may reasonably request concerning the resignation, refusal to stand for reappointment after completion of the current audit or dismissal of such accountants;


            (7) promptly upon becoming aware thereof, written notice of any material adverse change in the business or operations of the Guarantor or any Subsidiary;

            (8) promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against the Guarantor or any Subsidiary by or before any court or governmental agency that might, in the reasonable judgment of the Guarantor or any Subsidiary, result in a material adverse effect on the business, operations or financial condition of the Guarantor or any Subsidiary or the ability of the Guarantor or the Company to perform its obligations under this Agreement or any of the Company Documents and, if requested by the Bank, establish and maintain reserves with respect thereto acceptable to the Bank; and

            (9) such other information respecting the business, properties, condition or operations, financial or otherwise, of the Guarantor as the Bank may from time to time reasonably request.

      (i) ERISA. Comply with all requirements of ERISA applicable to it and furnish to the Bank as soon as possible and in any event within 30 days after the Guarantor or duly appointed administrator of a plan knows or has reason to know that any Reportable Event (as defined in ERISA) with respect to any Plan has occurred, a statement of the chief financial officer of the Guarantor describing in reasonable detail such Reportable Event and any action which the Guarantor proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the Untied States Department of Labor with respect to such Plan if such filing has been authorized.

      (j) Payment of Obligations. Pay when due all of its obligations and liabilities, except where the same (other than Indebtedness and judgments) are being contested in good faith by appropriate proceedings diligently prosecuted and appropriate reserves for the accrual of same satisfactory to the Bank are maintained or the failure of which to pay would not have a material adverse effect on the financial condition, business or operation of the Guarantor.

      (k) Further Assurances. Upon request of the Bank, duly execute and deliver or cause to be duly executed and delivered to the Bank such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Bank to carry out more effectively the provisions and purposes of this Agreement.

      SECTION 4.02. Negative Covenants. So long as a drawing is available under the Letter of Credit, the Company shall have any obligation to pay any amount to the Bank under the Reimbursement Agreement or the other Company Documents, or the Guarantor shall have any obligation to the Bank hereunder, the Guarantor shall not, unless the Bank shall otherwise consent in writing:

      (A) Consolidation, Merger, Dissolution, Liquidation or Sale. Enter into any transaction of merger or consolidation, any transaction of dissolution or liquidation or sale of all or substantially all of its properties or assets, except that (i) any Person may consolidate with or merge into the Guarantor, provided that the guarantor shall be the surviving entity and after giving effect to such consolidation or merger no Event of Default shall exist hereunder or (ii) the Guarantor may consolidate with or merge into another Person (the "Survivor"), provided, after giving effect to such merger or consolidation (x) the Survivor has a consolidated tangible net worth not less than the consolidated tangible net worth of the Guarantor immediately prior to the transaction, (y) no Event of Default shall exist hereunder and (z) simultaneously with such transaction the Survivor shall enter into an agreement with Bank acceptable to the Bank assuming this Agreement.

                                    ARTICLE V
                                EVENTS OF DEFAULT

      SECTION 5.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

      (a) The Guarantor shall fail to pay any amount payable under this Agreement on the date when due; or

      (b) Any representation, warranty, certification or statement made by the Guarantor herein or in connection with this Agreement or in any writing furnished by or on behalf of the Guarantor shall be false, misleading or incomplete in any material respect on the date as of which made the effect of which may, in the reasonable opinion of the Bank, have a material adverse affect on the financial condition, business or operations of the Guarantor; or

      (c) The Guarantor shall fail to perform or observe any of the provisions of Section 4.01(d), (h)(6) through (h)(9) or (k) or Section 4.02 of this Agreement; or

      (d) The Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Guarantor by the Bank; provided that if such default cannot reasonably be cured within such 30 day period, the period for such cure shall be extended for an additional period of up to 60 days as long as the Guarantor has commenced action to cure such default within the initial 30 day period and diligently pursues such action; or

      (e) The Guarantor shall fail to pay any Indebtedness of, in the aggregate, $150,000 or more (excluding Indebtedness under this Agreement) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration, of the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (f) Liquidation or dissolution of the Guarantor or any Subsidiary or filing by the Guarantor of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of the Guarantor or any Subsidiary indicating its consent to, approval of, or acquiescence in any such petition or proceeding; the application by the Guarantor for, or the appointment by or with the consent or acquiescence of the Guarantor or any Subsidiary of, a receiver, a trustee or a custodian therefor; the application by the Guarantor or any Subsidiary for, or the consent to or acquiescence of the Guarantor or any Subsidiary in, an assignment for the benefit of creditors; or the inability of the Guarantor or any Subsidiary or the admission by the Guarantor or any Subsidiary in writing of its inability to pay its debts as they mature; or

      (g) Filing of an involuntary petition against the Guarantor or any Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or Federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Guarantor or any Subsidiary or for all or a substantial part of her property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Guarantor or any Subsidiary and the continuance of any of such events for 60 days undismissed, undischarged or unstayed; or

      (h) One or more judgments, decrees or orders for the payment of money in excess of $150,000 in the aggregate shall be rendered against the Guarantor or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, decree or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (i) Any provision of this Agreement shall at any time for any reason cease to be valid and binding on the Guarantor in any material respect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Guarantor seeking to establish the invalidity or unenforceability thereof, or the Guarantor shall deny that it has any liability or obligation under this Agreement; or

      (j) Any "Event of Default" under or as defined in the Reimbursement Agreement or any of the other Company Documents shall have occurred and not been waived; or

      (k) The Guarantor ceases to own all of the outstanding capital stock of the Company.

      SECTION 5.02. Rights Upon an Event of Default. If any Event of Default shall have occurred and not been waived, the Bank may proceed hereunder and shall have the right to proceed first directly against the Guarantor, and the Bank shall have no obligation to proceed against or exhaust any other remedy or remedies which it may have without resorting to any other security or guaranty, whether held by or available to the Bank.

      SECTION 5.03. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Guarantor in any event shall be effective unless the same shall be in writing and signed by the Bank and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 6.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by receipted hand delivery (including Federal Express or other receipted courier service), telefacsimile or regular mail, if to the Guarantor, at the Guarantor's address at: 200 Mamaroneck Avenue, White Plains, New York 10601, Attention:
President; and if to the Bank, at its address at: P. O. Box 1727, Wilmington, North Carolina 28402-1727, or, as to each party, at such other address as shall be designated by such party in a written notice to other party. All such notices and communications shall, when hand-delivered or telecopied, be effective when deposited with the courier or transmitted, respectively, addressed as aforesaid.

      SECTION 6.03. No Waiver. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      SECTION 6.04. Right of Set-off. (a) Upon the occurrence of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand) at any time held and other Indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now and hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

      (b) The Bank agrees promptly to notify the Guarantor after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

      SECTION 6.05. Costs, Expenses and Taxes. If any Event of Default shall have occurred, the Guarantor agrees to pay immediately when due all costs and expenses in connection with the preparation, negotiation, delivery and enforcement of this Agreement and the preservation of any rights under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank and of counsel for the Bank (not in excess of those permitted by law).

      SECTION 6.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Guarantor and the Bank and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign or sell a participation in all or any part of, or any interest (undivided or divided) in, the Bank's rights and benefits under this Agreement to any financial institution. To the extent of any assignment by the Bank, the assignee shall have the same rights and benefits against the Guarantor hereunder as it would have had if such assignee were the Bank issuing or paying under the Letter of Credit.

      SECTION 6.07. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      SECTION 6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of North Carolina.

      SECTION 6.09. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 6.10. Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Guarantor and the Bank relating to the issuance of the Letter of Credit, including those contained in any commitment letter between the Bank and the Guarantor executed in anticipation of the issuance of the Letter of Credit.

      SECTION 6.11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 6.12. Consent to Jurisdiction. The Guarantor hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in Wake County, North Carolina, or the United States District Court for the Eastern District of North Carolina or in such other appropriate court and venue as the Bank may choose at its sole discretion. The Guarantor consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which the Guarantor may now or hereafter have in any such legal action or proceedings.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    LESLIE BUILDING PRODUCTS, INC.
ATTEST:


By:                                 By:
    -----------------------              --------------------------
Title:                              Title:
      ---------------------                ------------------------

[CORPORATE SEAL]

                                    BRANCH BANKING AND TRUST COMPANY


                                    By:
                                        ---------------------------
                                    Title:
                                         --------------------------

                                 EXHIBIT 3.01(e)

                                 EXHIBIT 3.01(j)


                                       18